Exhibit B

January 14, 2020

Delivered Via Email

ALPS Advisors, Inc.

ALPS Fund Services, Inc.

1290 Broadway #1100

Denver, CO 80203

Re:     Notice pursuant to Agreement between the Horejsi Affiliates and ALPS dated June 1, 2018 (the “Agreement”).  Capitalized terms herein not otherwise defined will have the same meaning as set forth in the Agreement.

Pursuant to Section 4 of the Agreement, the undersigned hereby notify you that the following transfers will occur among the Lola Brown Trust No. 1B (“LBT”) and certain existing Horejsi Trusts as well as newly created trusts affiliated with the Horejsi family (the “Transfers”):

On or soon after January 16, 2020, the LBT will distribute approximately 5,678,000  Shares to the LBT 2019 Trust, a trust organized and domiciled in the State of Alaska (the “2019 Trust”).  The actual number of Shares transferred will depend on the market price of the Shares at the closing of the markets on the day immediately preceding the Transfers.  The Transfers are being made for estate planning purposes with respect to members of the family of Stewart R. Horejsi.  No consideration will be exchanged in respect of the distribution or receipt of the Shares and the number of Shares held by Horejsi Affiliates before and after the Transfers will be the same.

LBT will distribute Shares to the 2019 Trust on behalf of LBT’s current beneficiaries: Stewart R. Horejsi, Susan L. Ciciora, John S. Horejsi, John X. Ciciora, Jack S. Ciciora, Amanda N. Ciciora and Courtney M. Ciciora.   Under the terms of the 2019 Trust, each such beneficiary has the right to appoint their respectively allocated Shares in their discretion.  In this regard, on or after January 16, 2020:

•                  Stewart R. Horejsi will appoint approximately 657,097 Shares to the Stewart West Indies Trust (“SWIT”); and

•                  Susan L. Ciciora will appoint approximately 791,887 Shares to the Susan L. Ciciora Trust (“SLCT”).

SWIT and SLCT are already parties to the Agreement.  In addition, the following newly-created trusts will receive appointed Shares from the 2019 Trust:

•                  John S. Horejsi will appoint approximately 657,098 Shares to the John S. Horejsi Trust (“JSHT”);

•                  John X. Ciciora will appoint approximately 791,887 Shares to the John X. Ciciora Trust (“JXCT”);

•                  Jack S. Ciciora will appoint approximately  926,677 Shares to the Jack S. Ciciora Trust (“JSCT”);

•                  Amanda M. Ciciora will appoint approximately 926,677  Shares to the Amanda N. Ciciora Trust (“AMCT”); and

•                  Courtney N. Ciciora will appoint approximately 926,677 Shares to the Courtney M. Ciciora Trust (CNCT”).

Pursuant to Section 4 of the Agreement, this letter will serve as acknowledgement that the 2019 Trust, JSHT, JXCT, JSCT, AMCT and CNCT (collectively, the “New Trusts”) agree to be subject to the terms and conditions set forth in the Agreement (that would otherwise be applicable to the LBT) and grant ALPS the ability to enforce its rights as a third party beneficiary under the Agreement against the LBT or the New Trusts, as necessary.

In addition, by virtue of this Notice being executed by each New Trust, this Notice constitutes delivery of an executed “Transfer LO Agreement” as contemplated under Section 4.

TRANSFEROR:

LOLA BROWN TRUST NO. 1B, a trust domiciled in the State of Alaska

BY: PEAK TRUST COMPANY-AK, its sole Trustee

By:	/s/ Matthew D. Blattmachr
Matthew D. Blattmachr
Its:	President

THE NEW TRUSTS:

LBT 2019 TRUST, a trust domiciled in the State of Alaska		JOHN S. HOREJSI TRUST, a trust domiciled in the State of Alaska

BY: PEAK TRUST COMPANY-AK, its sole Trustee		BY: PEAK TRUST COMPANY-AK, its sole Trustee

By:	/s/ Matthew D. Blattmachr	By:	/s/ Matthew D. Blattmachr
	Matthew D. Blattmachr		Matthew D. Blattmachr
Its:	President	Its:	President

JOHN X. CICIORA TRUST, a trust domiciled in the State of Alaska		JACK S. CICIORA TRUST, a trust domiciled in the State of Alaska

BY: PEAK TRUST COMPANY-AK, its sole Trustee		BY: PEAK TRUST COMPANY-AK, its sole Trustee

By:	/s/ Matthew D. Blattmachr	By:	/s/ Matthew D. Blattmachr
	Matthew D. Blattmachr		Matthew D. Blattmachr
Its:	President	Its:	President

AMANDA N. CICIORA TRUST, a trust domiciled in the State of Alaska		COURTNEY M. CICIORA TRUST, a trust domiciled in the State of Alaska

BY: PEAK TRUST COMPANY-AK, its sole Trustee		BY: PEAK TRUST COMPANY-AK, its sole Trustee

By:	/s/ Matthew D. Blattmachr	By:	/s/ Matthew D. Blattmachr
	Matthew D. Blattmachr		Matthew D. Blattmachr
Its:	President	Its:	President